Exhibit 23(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 28, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of Nationwide Variable Insurance Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2008